FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is entered into effective as of April 15, 2019, by and between Nephros, Inc., a Delaware corporation (the “Company”), and Daron Evans, an individual residing in the State of California (“Executive”).

RECITALS

A. Executive has been employed by the Company as its President and Chief Executive Officer pursuant to the terms and conditions set forth in that certain Employment Agreement dated April 15, 2015 (the “Agreement”).

B. The Company and Executive desire to amend the Agreement in order to extend the term of the Agreement and to provide for other modifications described more fully below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the Company and Executive, intending to be legally bound, hereby agree as follows:

1. Extended Term. Section 1 of the Agreement shall be amended and restated in its entirety as follows:

“1. Term. The term of Executive’s employment pursuant to this Agreement shall commence on the Effective Date and continue until terminated in accordance with Section 2.3 and Section 4 of this Agreement (the “Term”).”

2. Maximum Severance Period. The definition of “Maximum Severance Period,” as set forth in Section 4.5 of the Agreement, shall be amended and restated as follows:

“As used herein, the “Maximum Severance Period” shall mean twelve months.”

3. Miscellaneous. All capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement. Except as modified by this Amendment, all other terms and conditions of the Agreement are hereby confirmed and shall continue in full force and effect. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of May 7, 2019, to be deemed effective as of the date first written above.

NEPHROS, INC.

By:	/s/ Oliver Spandow
Oliver Spandow
Member, Compensation Committee

/s/ Daron Evans
Daron Evans

[Signature Page to First Amendment to Employment Agreement]